EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated August 13, 2007 with respect to the audit of the financial statements of Eternal Image, Inc. as of and for the year ended December 31, 2006. We also consent to the reference of our firm under the “Experts” and “Summary Financial Information” in the prospectus.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey

January 15, 2008